FORM OF DISTRIBUTION AGREEMENT

This Agreement, dated as of _________2003, is by and between Advisory Hedged Opportunity Fund, a Delaware statutory Trust (the "Trust"), and American Express Financial Advisors Inc., a Delaware corporation ("AEFA").

Part One:         DISTRIBUTION OF SECURITIES

(1) The Trust covenants and agrees that, during the term of this agreement and any renewal or extension, AEFA shall have the exclusive right to act as principal underwriter for the Trust and to offer for sale and to distribute any and all shares of beneficial interest issued or to be issued by the Trust.

     The exclusive right to act as principal underwriter will not apply to transactions by the Trust at net asset value as permitted by the currently effective prospectus and statement of additional information (the "prospectus") or to transactions by the Trust that do not involve sales to the general public, including transactions between the Trust and its shareholders only, transactions involving the reorganization of the Trust and transactions involving the merger, consolidation or acquisition of assets with another corporation or trust.

(2) AEFA hereby covenants and agrees to act as the principal underwriter of the shares of beneficial interest issued and to be issued by the Trust during the period of this agreement and agrees to offer for sale such shares as long as such shares remain available for sale, unless AEFA is unable or unwilling to make such offer for sale or sales or solicitations therefore legally because of any federal, state, provincial or governmental law, rule or agency or for any financial reason. AEFA agrees to use its best efforts with reasonable promptness to effect sales of shares of the Trust but is not obligated to sell any specific number of shares.

(3) With respect to the offering for sale and sale of shares to be issued by the Trust, it is mutually understood and agreed that such shares are to be sold on the following terms:

          (a) AEFA has the right, as principal, to buy from the Trust the shares needed to fill unconditional orders placed with AEFA by investors or selling dealers (as defined below). The price AEFA will pay to the Trust is the net asset value, determined as set forth in the currently effective prospectus.

          (b)  The  shares  will be resold by AEFA to  investors  at the  public
               offering  price,   determined  as  set  forth  in  the  currently
               effective prospectus, or to selling dealers having agreements with AEFA upon the terms and conditions set forth in section 3(f). The price the Trust shall receive for all Shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such shares, except with respect to shares sold during the initial offering period, as defined in the prospectus, which shall be offered and sold at the price set forth therein. Without limiting the foregoing, AEFA agrees to: (i) sell Shares only to an
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               investor who is an "Eligible Investor" as that term is defined in
               the  prospectus;   (ii)  obtain  and  comply  with  any  investor
               certification requirements set forth in the Trust's prospectus; and (iii) impose the requirements set forth in (i) and (ii) of this paragraph as a condition of the sales activity of any selling dealer or other person with whom AEFA enters into an agreement with respect to the Shares. Shares may be sold to certain groups or in certain transactions without a sales charge or at a reduced sales charge, as described in the currently effective prospectus.

          (c) AEFA also has the right, as agent for the Trust, to sell shares at the public offering price or at net asset value to certain persons and upon certain conditions as the Trust may from time to time determine.

          (d) The Trust or its transfer agent shall be promptly advised of all orders received.

          (e) The net asset value of the shares will be determined by the Trust or any agent of the Trust in accordance with the method set forth in the currently effective prospectus. In the event of a period of emergency, the computation of the net asset value for the purpose of determining the number of shares or fractional shares to be acquired may be deferred until the close of business on the first full business day following the termination of the period of emergency. A period of emergency shall have the meaning as interpreted by the SEC under the Investment Company Act of 1940.

          (f) AEFA is authorized to enter into agreements with broker-dealers that are lawfully registered under federal law and any applicable state law or with other institutions lawfully able to distribute securities ("Selling Dealers") providing for the Selling Dealers to obtain unconditional orders for purchases of the Trust's shares from investors, provided, however, that AEFA may in its discretion refuse to accept orders for shares from any particular applicant and may provide similar discretion to Selling Dealers. AEFA will determine the portion of the sales charge that may be allocated to the Selling Dealers. Shares sold to Selling Dealers are for resale only at the public offering price determined as set forth in the currently effective prospectus.

(4) The Trust agrees to make prompt and reasonable effort to do any and all things necessary, in the opinion of AEFA to have and to keep the Trust and the shares properly registered or qualified in all appropriate jurisdictions and, as to shares, in such amounts as AEFA may from time to time designate in order that the Trust's shares may be offered or sold in such jurisdictions.

(5) The Trust agrees that it will furnish AEFA with information with respect to the affairs and accounts of the Trust, and in such form as AEFA may from time to time reasonably require and further agrees that AEFA, at all reasonable times, shall be permitted to inspect the books and records of the Trust.

(6) AEFA agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a Trustee of the Trust against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of AEFA or any agent or employee of AEFA or any other person for whose acts AEFA is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon information furnished by the Trust. AEFA also agrees likewise to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of AEFA's (or an affiliate of AEFA's) failure to exercise reasonable care and diligence with respect to its services rendered. The term "expenses" includes amounts paid in satisfaction of judgments or in settlements that are made with AEFA's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a director may be entitled as a matter of law.

(7) AEFA agrees to cause to be delivered to each purchaser a prospectus or circular to be furnished by the Trust in the form required by the applicable federal laws or by the acts or statutes of any applicable state, province or country.

(8) In connection with the repurchase of shares, AEFA will act as agent of the Trust. Any outstanding shares may be tendered for repurchase as set forth in the then-effective prospectus, and the Trust agrees to repurchase such shares in accordance with the terms and conditions of the then-effective prospectus. The Trust will pay the amount of the repurchase price to shareholders on such terms and dates as set forth in the then-effective prospectus.

(9) AEFA and the Trust agree to use their best efforts to conform with all applicable state and federal laws and regulations relating to any rights or obligations under the terms of this agreement.

Part Two:         ALLOCATION OF EXPENSES AND COMPENSATION

(1) Except as provided by this Agreement or any other agreement between the parties, AEFA covenants and agrees that during the period of this agreement it will pay or cause to be paid all expenses incurred by AEFA in the offering for sale or sale of each class of the Trust's shares.

(2) AEFA's compensation as principal underwriter shall be that part of the sales charge (as set forth in the Trust's current prospectus and statement of additional information) retained by AEFA.

Part Three:       MISCELLANEOUS

(1) AEFA shall be deemed to be an independent contractor and, except as expressly provided or
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     authorized  in  this  agreement,  shall  have  no  authority  to act for or represent the Trust.

(2) AEFA shall be free to render to others services similar to those rendered under this agreement.

(3) Neither this agreement nor any transaction pursuant hereto shall be invalidated or in any way affected by the fact that trustees, officers, agents and/or shareholders of the Trust are or may be interested in AEFA as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of AEFA are or may be interested in the Trust as trustees, officers, shareholders or otherwise; or that AEFA is or may be interested in the Trust as shareholder or otherwise, provided, however, that neither AEFA nor any officer or director of AEFA or any officers or trustees of the Trust shall sell to or buy from the Trust any property or security other than a security issued by the Trust, except in accordance with a rule, regulation or order of the Securities and Exchange Commission.

(4) For the purposes of this agreement, a "business day" shall have the same meaning as is given to the term in the By-laws of the Trust.

(5) Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the parties to this agreement at each company's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) AEFA agrees that no officer, director or employee of AEFA will deal for or on behalf of the Trust with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

          (a) Officers, directors and employees of AEFA from having a financial interest in the Trust or in AEFA.

          (b) The purchase of securities for the Trust, or the sale of securities owned by the Trust, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of AEFA, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

          (c) Transactions with the Trust by a broker-dealer affiliate of AEFA if allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board of Trustees.

(7) AEFA agrees that, except as otherwise provided in this agreement, or as may be permitted consistent with the use of a broker-dealer affiliate of AEFA under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of
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     securities  (except  securities  issued by the Trust) or other assets by or for the Trust.

(8) This agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

(9)  This agreement is governed by the laws of the State of Minnesota.

Part Four:        TERMINATION

(1) This Agreement shall become effective on the date first set forth above and unless terminated earlier, shall continue for a period two years after such date; and shall continue from year to year unless and until terminated by AEFA or the Trust, except that such continuance shall be specifically approved at least annually by a vote of a majority of the Board of Trustees who are not parties to this agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by a majority of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust. As used in this paragraph, the term "interested person" shall have the meaning as set forth in the 1940 Act.

(2) This agreement may be terminated by AEFA or the Trust at any time by giving the other party sixty (60) days written notice of such intention to terminate.

(3) This agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS WHEREOF, The parties hereto have executed the foregoing agreement on the date and year first above written.


ADVISORY HEDGED OPPORTUNITY FUND


By:      _____________________
NAME:    _____________________
TITLE:   _____________________


AMERICAN EXPRESS FINANCIAL ADVISORS INC.


By:      _____________________
NAME:    _____________________
TITLE:   _____________________